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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Planning Sciences International plc 1996 Equity Incentive Plan of our report dated June 29, 1998 with respect to the consolidated financial statements and schedule of Gentia Software plc included in its Annual Report (Form 20-F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                            /s/ERNST & YOUNG
                                               ERNST & YOUNG





London, England
November 25, 1998